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                                                                      EXHIBIT 99

KPMG Peat Marwick LLP

    One Biscayne Tower           Telephone 305 358 2300     Telefax 305 577 0544
    Suite 2900
    2 South Biscayne Boulevard
    Miami, FL 33131



August 21, 1998

Mr. C. Shelton James
Chairman of the Audit Committee
Cyberguard Corporation
2000 West Commercial Boulevard
Suite 200
Ft. Lauderdale, Florida 33309

Gentlemen:

This letter is to formally communicate the following statements and actions:

We have a disagreement with management of the Company regarding the methodology used for software revenue recognition.

We hereby advise you that we have concluded that we can no longer rely on management's representations and KPMG is unwilling to be associated with the financial statements prepared by management. Accordingly, effective immediately we are resigning as independent auditors for the Company.

We strongly recommend that the Company promptly consult with its legal counsel regarding any disclosure obligations it may have under the federal securities laws, or otherwise, with respect to the Company's stated intent to restate certain of its quarterly financial statements.

Very truly yours,

/s/ KPMG Peat Marwick LLP
-----------------------------
KPMG Peat Marwick LLP

cc: Chief Accountant
    Securities and Exchange Commission
    Mr. Robert Carberry - Cyberguard Corporation
    Mr. Brian Foremny - Cyberguard Corporation






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